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                                                                   Exhibit 10.13


                           TRANSMODAL ASSOCIATES, INC.
                                  85 Orient Way
                       Rutherford, New Jersey 07070 U.S.A.

Tel:  201-896-1222                                            Fax:  201-896-8892

                         LETTER OF UNDERSTANDING BETWEEN

                           WEISS & NEUMAN SHOES, INC.

                                       AND

   TRANSMODAL ASSOCIATES, INC., & CARGOTRANS TRANSITARIOS INTERNACIONAIS LTDA.

Cargotrans Transitarios Internacionais Ltda (herein after referred to as "CT") and their U.S. agent, Transmodal Associates, Inc. (herein after referred to as "TMA") agrees to provide services on behalf of Weiss & Neuman Shoes, Inc., (herein after referred to as W&N including member/affiliated Companies, under the conditions specified within this Letter of Understanding.

BASIC RESPONSIBILITY:

CT//TMA's basic responsibility is to represent W&N and to protect W&N's interest in the activities of receiving merchandise from factories, and making arrangements to ship the merchandise efficiently and expediently in accordance with U.S. and Brazilian laws and regulations.

Specific Responsibilities:

     1. Receipt of merchandise and issuance for Forwarder Cargo Receipt (herein after referred to as "FCR").

          a. Merchandise picked up by CT or delivered to CT for container loading at CT warehouse or any and all agents selected by CT to perform the assumed responsibilities of CT.

               The factory will contact CT to arrange for merchandise to be delved to CT, or will make its own delivery arrangement.

               Upon receipt at CT warehouse, CT will verify the following:

               - The number of cases received matches the number of cases as shown on the factory's documents.





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               -    The conditions of the cases are acceptable in that no
                    possible damage or tampering with the cases or contents is visible and the cases are shippable.

               - The number of pairs on the documents agrees with the number of pairs, which are expected for each Purchase Order, based on information supplied to W&N.

               - The ex-factory date is within the acceptable delivery window specified by W&N.

               -    All early & late shipments require W&N approval.

               - The weights and measures shown on the factory documents are reasonable (random weighing and measuring will be done on a regular basis by CT).

               -    All required documents are available and complete.

               If any of the above conditions are not met, cannot be corrected with the factory, or occur more than once, CT is to immediately contact W&N for instructions.

               If all of the above conditions are met, CT is to accept the merchandise and issue an FCR to the factory.

               Early or late dated FCR's will not be issued unless CT receives the specific written authorization to do so by W&N (via email).

     2. TMA, in its role as exclusive agent for CT in the United States will provide customer service, cargo tracking, documentation turnover, liaison with airlines and steam ship lines, and general freight consultation to W&N and will communicate the current status of activity daily.

TERM OF AGREEMENT:

This agreement shall commence on March 1, 2000 and will remain in effect till April 30, 2003. W&N may cancel this agreement on 30 days written notice for service and/or rate issues.

GENERAL TRANSPORTATION & DOCUMENTATION PERFORMANCE GUIDELINES:

Ocean Freight:
     a.   Vessel Sailings:  Weekly Sailings ex. Brazil will be provided

     b. Transit Time: Avg. in transit times not to exceed twenty five (25) days from FCR date by CT for the first three (3) months of the contract. CT/W&N/TMA will meet on June 15, 2000 to review and adjust tansit times based on actual shipments. CT/W&N/TMA will then meet every 90 thereafter to review and adjust as needed.

     c. Ocean Documentation: Nominated Broker will receive original ocean documents not later than four (4) days prior to vessel arrival.



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Air Freight:

     a. Flight Frequency: CT agrees to utilize carriers which provide W&N with daily departures

     b. Transit Time: Avg. in transit time not to exceed six (6) days from cargo receipt date by CT

It is understood and agreed, that CT/TMA will do whatever possible within their control to maintain the avg. transit times mentioned above, however, CT/TMA will not be held responsible for delays caused by forces beyond its control, including, but not limited to Brazilian Customs, U.S. Customs, Strikes, Work Slowdowns, Act of War, Weather, Mechanical problems, and/or incomplete or incorrect customs documents issued by the factory.

FREIGHT RATES & ACCESSORIAL CHARGES:

     a. Airfreight FOB Brazil Airport to New York (EWR/JFK) $0.87 per kg. (+500Kgs)

     b. Ocean Freight: FOB Brazil Port to New York (Port of NJ/NY) $1100/20', $1500/40', $1600/HQ.

     c.   Current CT/TMA Airfreight Accessorial Charges

          1.  Due Agent                           $21.00 per HAWB
          2.  Due Carrier                         $20.00 per HAWB
          3.  IATA Collect Surcharge              2% of collect freight charges
          4.  Document Transfer                   $35.00
          5.  Carrier Certificate                 $15.00

     d.   Current Airline Accessorial Charges

              None at this time.

     e.   Current CT/TMA Ocean Freight Accessorial Charges

          1.  Consolidation / Freight Management Fee      $0.00
          2.  Storage at our facility in N. Hamburgo      $0.00
          3.  Document Fee / BL Fee (as charged by carrier)
                                                          $50 per Bill of Lading

     f.   Current Steamship Accessorial Charges

          1.  Bunker Adjustment Factor (BAF/FAF) $55/20' $85/40' $85/HQ

It is understood and agreed that CT/TMA will maintain the above rate structure for the entire term of this agreement, however, all rates are subject to market conditions and fluctuations, including but not limited to General Rate Increases
(GRI), General Rate Decreases (GRD), Surcharges, currency [illegible] [illegible] surcharge, capacity restrictions, and any other condition or force which impact rates.

CT/TMA will notify W&N of all freight increases and decreases. W&N will approve all increases within 10% of the current pricing and all decreases of the current pricing. Increases over 10%




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will require meeting of the 3 parties to discuss all open options to keep the increase under 10%. All increases and decreases must be detailed in writing and submitted to W&N 30 days (when possible) before the anticipated effective date of the increase or decrease.

CLAIMS

CT & TMA agree to settle or resolve to W&N's satisfaction any and all claims for shortage, damage or loss occurring while the cargo is in the physical possession of CT, TMA or its assigned agent (physically possession means while the cargo is in CT warehouse or trucks under its dominion and control).

It is further agreed that the above-described claims shall be settled within 60 days of receipt of all necessary documents required to process the claim. All claims that are past 60 days accrue a 1 1/4% monthly interest rate.

It is also agreed that claims resulting from shortages, loss or damage while the cargo is in the physical possession of airlines and/or steamship lines as well as factory's designated trucking companies, will be the responsibility of such owners to settle. Of course, CT/TMA will use its good offices, on behalf of W&N to assist in every way at its disposal to secure an early and satisfactory settlement.

FORWARDER LIABILITY

CT & TMA (its agents, affiliates, or designates) are responsible and liable for any damage to or loss of W&N merchandise caused by CT &/or TMA as a result of its errors and/or omissions, mishandling of the goods or for any other reason clearly attributable to CT &/or TMA. CT & TMA will provide W&N with proof of insurance for itself and its agents, as requested by W&N.

Agreed and Accepted:



     /s/ Max A. Kantzer                                       March ____, 2000
--------------------------------------------
Max A. Kantzer, Vice President
TRANSMODAL ASSOCIATES, INC.


     /s/ Joseph Gross                                         March ____, 2000
--------------------------------------------
Joseph Gross, Managing Director
CARGOTRANS TRANSITARIOS INTERNACIONAIS LTDA.


     /s/ Stan Tusman                                          March _4_, 2000
--------------------------------------------
STAN TUSMAN
EVP Information/Inventory MGMT




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